Exhibit 10.4

SECURED PROMISSORY NOTE

(Negotiable)

$8,580,000.00	April 15, 2020

FOR VALUE RECEIVED, PACIFIC AURORA, LLC, a Delaware limited liability company (“Borrower”) hereby irrevocably and unconditionally promises to pay to the order of PACIFIC ETHANOL CENTRAL, LLC, a Delaware limited liability company (“PEC” and collectively with any subsequent holder hereof by assignment, succession or transfer, “Lender”), the principal amount of Eight Million, Five Hundred Eighty Thousand and 00/100 Dollars ($8,580,000.00) (the “Loan”), together with accrued interest thereon, plus all other fees, costs, expenses and charges and on the terms and conditions set forth below (the “Note”). Borrower and Lender are sometimes referred to individually as “Party” and collectively, “Parties”.

1. Loan Purpose; Negotiable Instrument. The purpose of the Loan is to finance in part Aurora Cooperative Elevator Company’s (“ACEC”) acquisition of PEC’s membership interests in Borrower pursuant to that certain Membership Interest Purchase Agreement dated as of February 28, 2020 (as amended, the “Purchase Agreement”) by and among PEC, ACEC and Borrower. Notwithstanding anything to the contrary set forth elsewhere in this Note, the Loan is not a revolving loan and no amounts which have been advanced and subsequently repaid may be re-borrowed. It is the express intent and agreement of the Parties that this Note constitutes a negotiable instrument under applicable law, including Section 3-106(a) of the Uniform Commercial Code as adopted by the State of Nebraska.

2. Interest; Repayment Terms.

(a) Interest Rate. Interest will accrue on the outstanding principal balance of the Loan at a rate per annum equal to 5.00% (the “Interest Rate”). Interest will be calculated on the basis of a 365-day year and shall be computed for the actual number of days elapsed in the period for which interest is charged.

(b) Payments.

(i) Quarterly Interest Payments. Commencing on June 1, 2020 and continuing until the Maturity Date, Borrower shall make quarterly payments of interest to Lender on the first day of each calendar quarter, with the amount of each such quarterly payment being equal to all accrued and unpaid interest through the last day of the immediately preceding calendar quarter.

(ii) Scheduled Principal Payments. In addition to the interest payments required to be made pursuant to Section 2(c)(i), commencing on June 1, 2021 and continuing until the Maturity Date, Borrower shall make quarterly principal payments to Lender on the first day of each calendar quarter, with the amount of each such quarterly payment being equal to $429,000.00.

(c) Maturity Date. The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Borrower under the terms set forth below, shall be due and payable in full on the earliest of (i) April 15, 2025 or (ii) that date upon which any Acceleration Event pursuant to Section 3 below or an Event of Default under Section 4 below has occurred (hereinafter, the "Maturity Date").

(d) Place of Payment; Application. All payments required under this Note shall be paid to Lender at the address designated by Lender in writing from time to time and shall be applied by Lender first, to accrued, unpaid interest, and second, to the outstanding principal balance of the Note; provided however, after an Event of Default, Lender may apply any amounts paid by Borrower first to costs of collection. All amounts payable hereunder are payable in lawful money of the United States of America.

(e) Timing of Payments. Notwithstanding anything to the contrary set forth elsewhere herein, if any payment date falls on a day that is not a business day, payment must be made on the next succeeding business day and, as to any principal payment, such extension of time will be included in computing any interest in respect of such payment. All payments of principal and interest due hereunder must be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts must be paid by Borrower, except for income taxes, franchise taxes, branch profit taxes or other taxes based upon the income of Lender, which shall be paid by Lender.

(f) Prepayments. Borrower may prepay this Note, in full or in part, at any time without additional fee or penalty. All prepayments shall be applied as directed by Borrower.

3. Secured Obligation; Acceleration of Maturity Date. This Note and the obligations of Borrower hereunder are secured by that certain DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND SECURITY AGREEMENT dated as of as of even date herewith executed by Borrower as the grantor thereunder in favor of Fidelity National Title Company, as the trustee thereunder for the benefit of Lender as the beneficiary thereunder (the “Deed of Trust”). In the event of (a) any transfer or assignment by Borrower which is prohibited by this Note or the Deed of Trust, or (b) the creation of any Lien which does not constitute a Permitted Encumbrance under the Deed of Trust and the failure of Borrower to release or cause the release of such Lien within thirty (30) days after written notice from Lender of such Lien, the obligations of Borrower hereunder shall automatically and without any further notice, become immediately due and payable in full, with the Maturity Date being deemed to have occurred (each an “Acceleration Event”).

4. Event of Default; Remedies and Costs of Collection. The (a) failure by Borrower to pay any principal, interest or any other amounts as and when due in accordance with this Note, and the continuance of such failure for a period of ten (10) calendar days after Borrower’s receipt of written notice from Lender specifying such failure (provided however, no such notice shall be required at maturity); (b) occurrence of an Acceleration Event, or (c) occurrence of any Event of Default as defined in the Deed of Trust shall, automatically and without further notice, constitute an immediate event of default (each an “Event of Default”) hereunder and this Note, shall become immediately due and payable in full, with the Maturity Date being deemed to have occurred. Upon the occurrence of an Event of Default, Lender may exercise any and all rights and remedies it may have hereunder, under the Deed of Trust, and/or under any applicable law or in equity. No delay or omission on the part of Lender in exercising any right or remedy under this Note or the Deed of Trust will operate as a waiver of such right or remedy. If this Note is not paid when due or if any Event of Default occurs, Borrower promises to pay all reasonable out-of-pocket costs of enforcement and collection, including, without limitation, reasonable attorneys’ fees and costs of Lender, whether or not any action or proceeding is brought to enforce the provisions hereof.

5. General Provisions.

(a) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed to have been duly given and effective: (a) when received, if sent by nationally recognized overnight courier service; or (b) upon actual receipt, if personally delivered, by the Party to whom such notice is required or permitted to be given. The address for such notices and communications (unless changed by the applicable Party by like notice) shall be as follows:

If to Borrower:

Aurora Cooperative Elevator Company

2225 Q Street

Aurora, NE 68818

Attention: Kara J. Ronnau, Executive General Counsel

Telephone: (402) 694-7617

with a copy (which shall not constitute notice) to:

Kutak Rock LLP

1650 Farnam Street

Omaha, NE 68102

Attention: Joel Wiegert and Lisa Peters

Telephone: (402) 346-6000

If to Lender:

Pacific Ethanol Central, LLC

c/o Pacific Ethanol, Inc.

400 Capital Mall, Suite 2060

Sacramento, CA 95814

Attention: Christopher W. Wright, General Counsel

Telephone: (916) 403-2130

with copies (which shall not constitute notice) to:

Troutman Sanders LLP

4 Park Plaza, 14th Floor

Irvine, CA 92614

Attention: Larry A. Cerutti

Telephone: (949) 622-2710

(b) Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Parties hereto. Notwithstanding anything to the contrary elsewhere herein or in the Deed of Trust, (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void and shall constitute an immediate Event of Default) and (ii) Lender may assign or otherwise transfer this Note, and its rights or obligations hereunder, at any time without notice to or the consent of Borrower (other than to a Prohibited Person (as defined below)) and, upon any such assignment or transfer, such assignee or transferee shall be the Lender hereunder and the Lender under the Deed of Trust and all references to Lender herein or as Lender under the Deed of Trust shall be deemed to mean such transferee or assignee. Nothing in this Note, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, and any permitted successors and assigns) any legal or equitable right, remedy or claim under or by reason of this Note. “Prohibited Person” means any of the following: (a) a person or entity owned or controlled, directly or indirectly, by a person or entity with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction, or other prohibition of U.S. law, regulation, or executive order; or (b) any person or entity (i) owning, directly or indirectly, more than 10% of the voting securities or other ownership interests in, or (ii) having, directly or indirectly, the power to direct or cause the direction of the management and policies of, whether through the ownership of voting securities, by contract, or otherwise, any ethanol plant or agricultural cooperative.

(c) Borrower Representations. Borrower hereby represents and warrants to Lender that (i) the execution, delivery and performance of this Note and the Deed of Trust shall not conflict with any laws, orders, judgments, decrees, agreements, indentures or other obligations and duties of Borrower, and (ii) Borrower is represented by separate counsel and, prior to its execution of this Note, Borrower has read this Note, has reviewed this Note with its counsel and has a full understanding of each of the terms, conditions and obligations set forth herein.

(d) Waiver. Borrower hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note.

(e) Severability. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity will not affect the balance of the terms and provisions hereof, which terms and provisions will remain binding and enforceable.

(f) Usury Savings Clause. It is the intent of Borrower and Lender (by its acceptance of this Note and as the holder thereof) in the execution of this Note and all other instruments securing this Note that the loan evidenced hereby be exempt from the restrictions of any applicable usury laws, whether local, state or federal, including, without limitation, the laws of the State of Nebraska. In the event that, for any reason, it should be determined that any usury law is applicable to the Loan, Lender and Borrower stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by any such applicable usury law. In such event, if any holder of this Note collects monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by such applicable usury law, all such sums deemed to constitute interest in excess of such maximum rate will, at the option of Lender, be credited to the payment of the sums due hereunder or returned to Borrower without penalty, interest or charge.

(g) Independent; Integration; Controlling Document; No Offset. This Note and the Deed of Trust contain the complete understanding and agreement of the Parties with respect to the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations with respect to the Loan. In the event of any inconsistencies between any terms of this Note and any terms of the Deed of Trust, the terms of this Note shall govern and prevail. It is the intent of the Parties hereto that this Note, once issued in favor of Lender and the Deed of Trust once recorded, constitute separate and independent obligations of Borrower without regard to the Purchase Agreement and this Note and the Deed of Trust shall be enforceable against Borrower in accordance with their respective terms and shall not be subject to any claims or defenses by Borrower arising out of or relating to the Purchase Agreement, including any claims or defenses of offset, credit or reduction liability based on any breach by PEC under the Purchase Agreements.

(h) Amendment. This Note and the Deed of Trust may be amended or modified in whole or in part only by an agreement in writing that is signed by each Party.

(i) Further Documents. Borrower agrees to reasonably cooperate with Lender and to execute further documents as required to further the objectives of this Note and the Deed of Trust.

(j) Time is of the Essence. Time is of the essence of this Note and the Deed of Trust.

(k) Execution. This Note may be delivered by personal delivery, overnight mail, electronically or some combination thereof, whether in the form of a photocopy, facsimile, or scanned document, each of which shall have the same legal force and effect as delivery of an original.

(l) Governing Law. This Note, and the Deed of Trust to the fullest extent permitted by applicable law, shall be governed by and construed in accordance with the laws of the State of Nebraska (including in respect of the statute of limitations or other limitations period applicable to any state law claim, controversy or dispute) that apply to agreements made and performed entirely within the State of Nebraska, without regard to the conflicts of law provisions thereof or of any other jurisdiction. In furtherance thereof, each Party hereby (i) agrees and acknowledges that the application of the laws of the State of Nebraska is reasonable and appropriate based upon each of their respective interests and contacts with the State of Nebraska, (ii) waives any right or interest in having the laws of any other state, including specifically, state law regarding the statute of limitation or other limitations period, apply to any state law claim, controversy or dispute which in any way arises out of or relates to this Note or the transactions contemplated hereby.

(m) Submission To Jurisdiction; Waiver of Jury Trial.

(1) The Parties hereby agree that any action seeking to enforce any provision of, or based on any matter arising out of or in connection with this Note and, to the fullest extent permitted by applicable law, the Deed of Trust, or the transactions contemplated hereby or thereby shall be exclusively brought in the courts in Douglas County, Nebraska, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court of the District of Nebraska, and that any cause of action arising out of this Note or, to the fullest extent permitted by applicable law, the Deed of Trust, shall be deemed to have arisen from a transaction of business in the State of Nebraska, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action in any such court or that any such action which is brought in any such court has been brought in an inconvenient forum, and the Parties irrevocably agree that all claims with respect to such action shall be heard and determined exclusively in such court. Process in any such action may be served on any Party anywhere in the world, whether within or without the jurisdiction of such court. Without limiting the foregoing, each Party agrees that delivery of notice to such Party as provided in Section 5(a) shall be deemed effective service of process on such Party; provided, however, notwithstanding anything contained herein, the foregoing service of process will only be deemed effective if all copy party(ies) designated in Section 5(a) for the Party being served also receive such notice.

(2) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE AND THE DEED OF TRUST IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS NOTE AND/OR THE DEED OF TRUST OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF ANY SUCH ACTION; (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE DEED OF TRUST BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU AND US FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

[Execution Page Follows]

IN WITNESS WHEREOF, Borrower has signed this Note in favor of Lender as of the date first written above.

BORROWER:	PACIFIC AURORA, LLC,
a Delaware limited liability company

By:	/s/ Carl Smith
Name:	Carl Smith
Title:	Chief Financial Officer

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